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                                                                    Exhibit 7(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company


We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of State Farm Life and Accident Assurance Company Variable Life Separate Account on Form S-6 (No. 333-64345) of our report dated February 16, 1999, on our audits of the statutory financial statements of State Farm Life and Accident Assurance Company. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                  PricewaterhouseCoopers LLP


Chicago, Illinois
April 23, 1999